Exhibit 10.12

RALLY SOFTWARE DEVELOPMENT CORP.

SEVERANCE PLAN

EFFECTIVE DATE: IPO DATE (APRIL 11, 2013)

AMENDED AND RESTATED: DECEMBER 17, 2014

1.                                      INTRODUCTION.  This Rally Software Development Corp. Severance Plan (the “Plan”) is established by Rally Software Development Corp. (the “Company”) and will become effective on the IPO Date.  The Plan provides for severance and change in control benefits to selected employees of the Company and its Subsidiaries who are designated as participants in the Plan.  This document, together with the Participation Notice, constitutes the Summary Plan Description for the Plan.

2.                                      SEPARATION IN CONNECTION WITH A CHANGE IN CONTROL.

(a)               If there is a Qualifying Termination within the period starting 3 months prior to a Change in Control and ending on the one year anniversary of the Change in Control, and the Participant signs a Release within 45 days following such Qualifying Termination and does not revoke the Release as permitted by law, the Company will provide the following payments and benefits, subject to the terms of the Plan:

(i)                                    Cash Severance.  On the 60th day following the Qualifying Termination, the Company will make a lump sum cash payment to the Participant in an amount equal to (A) one year of the Participant’s Annual Base Salary and (B) the Pro-Rata Bonus.

(ii)                                Health Insurance Premiums.

(1)                                 If the Participant is eligible and has made the necessary elections for continuation coverage pursuant to COBRA under a health, dental, or vision plan sponsored by the Company, the Company will pay, as and when due directly to the COBRA carrier, the COBRA premiums necessary to continue the COBRA coverage for the Participant and his or her eligible dependents from the date of the Qualifying Termination until the earliest of (i) the end of 12 months, (ii) the expiration of the Participant’s eligibility for the continuation coverage under COBRA, or (iii) the date when the Participant becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment (such period from the date of the Qualifying Termination through the earliest of (i) through (iii), the “Change in Control COBRA Payment Period”).

(2)                                 On the 60th day following the Participant’s Separation from Service, the Company will make the first payment under this clause in a lump sum equal to the aggregate amount of payments that the Company would have paid through such date had such payments commenced on the Separation from Service through such 60th day, with the balance of the payments paid thereafter on the original schedule.  These payments will be subject to applicable tax withholdings, including as necessary to avoid a violation of, or penalties under, the nondiscrimination rules of Section 105(h)(2) of the Code or any statute or regulation of similar effect (including, without limitation, the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act).

(3)                                 Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that the payment of the COBRA premiums is likely to result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Code or any statute or regulation of similar effect (including, without limitation, the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of providing the COBRA premiums, the Company will instead pay the Participant, on the first day of each month of the remainder of the Change in Control COBRA Payment Period, a fully taxable cash payment equal to the COBRA premiums for that month, subject to applicable tax withholdings and deductions.

(4)                                 In all cases, if the Participant becomes eligible for coverage under another employer’s group health plan or otherwise ceases to be eligible for COBRA during the Change in Control COBRA Payment Period, the Participant must immediately notify the Company of such event, and all payments and obligations under this paragraph will cease.  Any insurance premiums that are paid by the Company will not include any amounts payable by the Participant under a Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Participant.

(iii)                            Double Trigger Vesting.  In the event of a Qualifying Termination, each of the Participant’s then outstanding and unvested compensatory equity awards will vest, and, as applicable, become exercisable, effective as of immediately prior to the Qualifying Termination.

3.                                      SEPARATION NOT IN CONNECTION WITH A CHANGE IN CONTROL.

(a)               If there is a Qualifying Termination that occurs more than 3 months prior to a Change in Control or more than one year after a Change in Control, and the Participant signs a Release within 45 days following such Qualifying Termination and does not revoke the Release as permitted by law, the Company will provide the following payments and benefits, subject to the terms of the Plan:

(i)                                    Cash Severance.  On the 60th day following the Qualifying Termination, the Company will make a lump sum cash payment to the Participant in an amount equal to (A) one year of the Participant’s Annual Base Salary if the Participant is the Chief Executive Officer of the Company at the time of his or her Separation from Service, or (B) six months of the Participant’s Annual Base Salary for all other Participants.

(ii)                                Health Insurance Premiums.

(1)                                 If the Participant is eligible and has made the necessary elections for continuation coverage pursuant to COBRA under a health, dental, or vision plan sponsored by the Company, the Company will pay, as and when due directly to the COBRA carrier, the COBRA premiums necessary to continue the COBRA coverage for the Participant and his or her eligible dependents from the date of the Qualifying Termination until the earliest of (i) the end of 12 months if the Participant is the Chief Executive Officer of the Company at the time of his or her Separation from Service or the end of 6 months for all other Participants, (ii) the expiration of the

Participant’s eligibility for the continuation coverage under COBRA, or (iii) the date when the Participant becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment (such period from the date of the Qualifying Termination through the earliest of (i) through (iii), the “General Severance COBRA Payment Period”).

(2)                                 On the 60th day following the Participant’s Separation from Service, the Company will make the first payment under this clause in a lump sum equal to the aggregate amount of payments that the Company would have paid through such date had such payments commenced on the Separation from Service through such 60th day, with the balance of the payments paid thereafter on the original schedule.  These payments will be subject to applicable tax withholdings, including as necessary to avoid a violation of, or penalties under, the nondiscrimination rules of Section 105(h)(2) of the Code or any statute or regulation of similar effect (including, without limitation, the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act).

(3)                                 Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that the payment of the COBRA premiums is likely to result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Code or any statute or regulation of similar effect (including, without limitation, the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of providing the COBRA premiums, the Company will instead pay the Participant, on the first day of each month of the remainder of the General Severance COBRA Payment Period, a fully taxable cash payment equal to the COBRA premiums for that month, subject to applicable tax withholdings and deductions.

(4)                                 In all cases, if the Participant becomes eligible for coverage under another employer’s group health plan or otherwise ceases to be eligible for COBRA during the General Severance COBRA Payment Period, the Participant must immediately notify the Company of such event, and all payments and obligations under this paragraph will cease.  Any insurance premiums that are paid by the Company will not include any amounts payable by the Participant under a Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Participant.

4.                                      PARTICIPATION.  The Plan Administrator will select the Participants and will deliver a notice to each Participant in substantially the forms attached hereto as EXHIBIT A, informing the employee that he or she is eligible to participate in the Plan.

5.                                      EXCEPTIONS TO ELIGIBILITY FOR BENEFITS; TERMINATION AND/OR RECOUPMENT OF BENEFITS

(a)                                 Exceptions to Benefits.  Notwithstanding anything to the contrary herein, a Participant will not receive benefits under the Plan (or will receive reduced benefits under the Plan) in the following circumstances:

(i)                                    The Participant has not entered into the Company’s Confidentiality Agreement.

(ii)                                The Participant has failed to return all Company Property within 10 days after receiving written notice from the Company asking for the return of some or all Company Property.

6.                                      TERMINATION AND/OR RECOUPMENT OF BENEFITS.  A Participant’s right to receive benefits under the Plan will terminate immediately if, at any time prior to or during the period for which the Participant is receiving benefits under the Plan, the Participant, without the prior written approval of the Plan Administrator, (1) willfully breaches a material provision of the Confidentiality Agreement and/or any obligations of confidentiality, non-solicitation, non-disparagement, no conflicts or non-competition set forth in the Participant’s employment agreement, offer letter or under applicable law; (2) encourages or solicits any of the Company’s then current employees to leave the Company’s employ for any reason or interferes in any other manner with employment relationships at the time existing between the Company and its then current employees; or (3) induces any of the Company’s then current clients, customers, suppliers, vendors, distributors, licensors, licensees, or other third party to terminate their existing business relationship with the Company or interferes in any other adverse manner with any existing business relationship between the Company and any then current client, customer, supplier, vendor, distributor, licensor, licensee, or other third party.  Further, during the period for which the Participant is receiving benefits under the Plan, the Participant agrees to voluntarily cooperate with the Company by making himself or herself reasonably available without further compensation to assist with any threatened or pending litigation against the Company and any pending patent applications and if a Participant fails to do so, his or her benefits under the Plan will terminate immediately.

7.                                      CONDITIONS AND LIMITATIONS ON BENEFITS.

(a)                                 Prior Agreements.  By accepting participation in the Plan, the Participant irrevocably waives the Participant’s rights to any severance benefits (including vesting acceleration) that would be paid on a Qualifying Termination under any offer letter or employment agreement with the Company that is in effect on the date the Participant signs the Participation Notice.  The payments pursuant to the Plan are in addition to, and not in lieu of, any accrued but unpaid salary, bonuses or employee welfare benefits to which a Participant is entitled for the period ending with the Participant’s Qualifying Termination.

(b)                                 Mitigation.  Except as otherwise specifically provided in the Plan, a Participant will not be required to mitigate damages or the amount of any payment provided under the Plan by seeking other employment or otherwise, nor will the amount of any payment provided for under the Plan be reduced by any compensation earned by a Participant as a result of employment by another employer or any retirement benefits received by such Participant after the date of the Participant’s termination of employment with the Company.

(c)                                  Indebtedness of Participants.  If a Participant is indebted to the Company on the effective date of the Participant’s Qualifying Termination, the Company reserves the right to offset the payment of any benefits under the Plan by the amount of such indebtedness.  Such offset will be made in accordance with all applicable laws.  The Participant’s execution of the Participation Notice constitutes knowing written consent to the foregoing.

(d)                                 Parachute Payments.

(i)                                    Except as otherwise expressly provided in a written agreement between a Participant and the Company, if any payment or benefit the Participant would receive in connection with a Change in Control from the Company or otherwise (a “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount.  The “Reduced Amount” will be either (A) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax, or (B) the largest portion, up to and including the total, of the Payment, whichever amount (clause (A) or (B)), after taking into account all applicable federal, state, provincial, foreign, and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greatest economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.  If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction will occur in the following order: (1) reduction of cash payments; (2) cancellation of accelerated vesting of equity awards other than stock options; (3) cancellation of accelerated vesting of stock options; and (4) reduction of other benefits paid to the Participant.  Within any such category of Payments (that is, clause (1), (2), (3) or (4)), a reduction will occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A of the Code and then with respect to amounts that are.  In the event that acceleration of vesting of equity award compensation is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant of the Participant’s applicable type of equity award (i.e., earliest granted equity awards are cancelled last).

(ii)                                The professional firm engaged by the Company for general tax purposes as of the day prior to the effective date of the Change in Control will make all determinations required to be made under this Section 7(d).  If the professional firm so engaged by the Company is serving as an accountant or auditor for the individual, entity or group effecting the Change in Control, the Company will appoint a nationally recognized independent registered public accounting firm to make the determinations required hereunder.  The Company will bear all expenses with respect to the determinations by such professional firm required to be made hereunder.  Any good faith determinations of the professional firm made hereunder will be final, binding and conclusive upon the Company and the Participant.

8.                                      TAX MATTERS.

(a)                                 Withholding.  All payments and benefits under the Plan will be subject to all applicable deductions and withholdings, including, without limitation, obligations to withhold for federal, state, provincial, foreign and local income and employment taxes.

(b)                                 Tax Advice.  By becoming a Participant in the Plan, the Participant agrees to review with Participant’s own tax advisors the federal, state, provincial, local, and foreign tax consequences of participation in the Plan.  The Participant will rely solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Participant understands that the Participant (and not the Company) will be responsible for the Participant’s own tax liability that may arise as a result of becoming a Participant in the Plan.

(c)                                  Application of Code Section 409A.  It is intended that all of the benefits provided under the Plan satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”) provided under Treasury Regulations Sections 1.409A-1(b)(4), 1.409A-1(b)(5), and 1.409A-1(b)(9), and the Plan will be construed to the greatest extent possible as consistent with those provisions.  To the extent not so exempt, the Plan (and any definitions in the Plan) will be construed in a manner that complies with Section 409A, and incorporates by reference all required definitions and payment terms.  For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulations Section 1.409A-2(b)(2)(iii)), a Participant’s right to receive any installment payments under the Plan will be treated as a right to receive a series of separate payments and, accordingly, each installment payment under the Plan will at all times be considered a separate and distinct payment.  If any of the payments upon a Separation from Service provided under the Plan (or under any other arrangement with the Participant) constitute “deferred compensation” under Section 409A and if the Participant is a “specified employee” of the Company, as such term is defined in Section 409A(a)(2)(B)(i), at the time of the Participant’s Separation from Service, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the payments upon a Separation from Service will be delayed as follows: on the earlier to occur of (i) the date that is six months and one day after the effective date of the Participant’s Separation from Service, and (ii) the date of the Participant’s death (such earlier date, the “Delayed Initial Payment Date”), the Company will (A) pay to the Participant a lump sum amount equal to the sum of the payments upon Separation from Service that the Participant would otherwise have received through the Delayed Initial Payment Date if the commencement of the payments had not been delayed pursuant to this paragraph, and (B) commence paying the balance of the payments in accordance with the applicable payment schedules set forth above.  No interest will be due on any amounts so deferred.

9.                                      REEMPLOYMENT.  In the event of a Participant’s reemployment by the Company during the period of time in respect of which severance benefits have been provided (that is, benefits as a result of a Qualifying Termination), the Company, in its sole and absolute discretion, may require such Participant to repay to the Company all or a portion of such severance benefits as a condition of reemployment.

10.                               CLAWBACK; RECOVERY.  All payments and severance benefits provided under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.  No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason,” Qualifying Termination, or any similar term under any plan of or agreement with the Company.

11.                               RIGHT TO INTERPRET PLAN; AMENDMENT AND TERMINATION.

(a)                                 Exclusive Discretion.  The Plan Administrator will have the exclusive discretion and authority to administer, construe and interpret the Plan and to decide any and all questions arising in connection with the operation of the Plan.

(b)                                 Amendment or Termination.  The Plan Administrator reserves the right to amend or terminate the Plan, any Participation Notice issued pursuant to the Plan or the benefits provided hereunder at any time.  Unless terminated sooner by the Plan Administrator, the Plan will automatically terminate immediately following the day before the third anniversary of the date the Plan is adopted by the Board.  No such amendment or termination will apply to any Participant who would be adversely affected by such amendment or termination unless such Participant consents in writing to such amendment or termination.  Any action amending or terminating the Plan or any Participation Notice will be in writing and executed by a duly authorized officer of the Company and approved by the Plan Administrator.

12.                               NO IMPLIED EMPLOYMENT CONTRACT.  The Plan will not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company, or (ii) to interfere with the right of the Company to discharge any employee or other person at any time, with or without Cause, which right is hereby reserved.

13.                               LEGAL CONSTRUCTION.  The Plan will be governed by and construed under the laws of the State of Colorado (without regard to principles of conflict of laws), except to the extent preempted by ERISA.

14.                               CLAIMS, INQUIRIES AND APPEALS.

(a)                                 Applications for Benefits and Inquiries.  Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or the applicant’s authorized representative).  The Plan Administrator is set forth below.

(b)                                 Denial of Claims.  In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial.  Any electronic notice will comply with the regulations of the U.S.  Department of Labor.  The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(i)                                    the specific reason or reasons for the denial;

(ii)                                references to the specific Plan provisions upon which the denial is based;

(iii)                            a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(iv)                             an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 14(d).

The notice of denial will be given to the applicant within 90 days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional 90 days for processing the application.  If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial 90-day period.

The notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c)                                  Request for a Review.  Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within 60 days after the application is denied.  A request for a review will be in writing and will be addressed to:

Rally Software Development Corp.

Attn: Chief Financial Officer

3333 Walnut Street
Boulder, CO 80301

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent.  The applicant (or the applicant’s representative) will have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to the applicant’s claim.  The applicant (or the applicant’s representative) will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the applicant’s claim.  The review will take into account all comments, documents, records and other information submitted by the applicant (or the applicant’s representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d)                                 Decision on Review.  The Plan Administrator will act on each request for review within 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional 60 days), for processing the request for a review.  If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial 60-day period.  This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review.  The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant.  Any electronic notice will comply with the regulations of the U.S.  Department of Labor.  In the event that the Plan Administrator confirms the denial of the application for benefits, in whole or in part, the notice will set forth, in a manner designed to be understood by the applicant, the following:

(i)                                    the specific reason or reasons for the denial;

(ii)                                references to the specific Plan provisions upon which the denial is based;

(iii)                            a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(iv)                             a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.

(e)                                  Rules and Procedures.  The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims.  The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f)                                   Exhaustion of Remedies.  No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described above, and (iv) has been notified that the Plan Administrator has denied the appeal.  Notwithstanding the foregoing, if the Plan Administrator does not respond to an applicant’s claim or appeal within the relevant time limits, the applicant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

15.                               BASIS OF PAYMENTS TO AND FROM PLAN.  All benefits under the Plan will be paid by the Company.  The Plan will be unfunded, and benefits hereunder will be paid only from the general assets of the Company.

16.                               OTHER PLAN INFORMATION.

(a)                                 Employer and Plan Identification Numbers.  The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 84-1597294.  The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 510.

(b)                                 Ending Date for Plan’s Fiscal Year.  The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is January 31.

(c)                                  Agent for the Service of Legal Process.  The agent for the service of legal process with respect to the Plan is:

Rally Software Development Corp.

Attn: Chief Financial Officer

3333 Walnut Street
Boulder, CO 80301

(d)                                 Plan Sponsor and Administrator.  The “Plan Sponsor” and the “Plan Administrator” of the Plan is the Company.  All notices and requests should be directed to:

Rally Software Development Corp.

Attn: Chief Financial Officer

3333 Walnut Street
Boulder, CO 80301

The telephone number for the Plan Sponsor and Plan Administrator is (303) 565-2800.  The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

17.                               STATEMENT OF ERISA RIGHTS.

Participants in the Plan (which is a welfare benefit plan sponsored by the Company) are entitled to certain rights and protections under ERISA.  Participants in the Plan are considered participants in the Plan for the purposes of this paragraph and, under ERISA, such Participants are entitled to:

Receive Information About Your Plan and Benefits

(a)                                 Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S.  Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(b)                                 Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description.  The Plan Administrator may make a reasonable charge for the copies; and

(c)                                  Receive a summary of the Plan’s annual financial report, if applicable.  The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

Prudent Actions By Plan Fiduciaries

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan.  The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of Participants and other Plan Participants and beneficiaries.  No one, including the Participant’s employer, union or any other person, may fire a Participant or otherwise discriminate against a Participant in any way to prevent a Participant from obtaining a Plan benefit or exercising a Participant’s rights under ERISA.

Enforcement of Participant Rights

If a Participant’s claim for a Plan benefit is denied or ignored, in whole or in part, the Participant has a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps a Participant can take to enforce the above rights.  For instance, if the Participant requests a copy of Plan documents or the latest annual report from the Plan, if applicable, and does not receive them within 30 days, the Participant may file suit in a federal court.  In such a case, the court may require the Plan Administrator to provide the materials and pay the Participant up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If a Participant has a claim for benefits that is denied or ignored, in whole or in part, the Participant may file suit in a state or federal court.

If a Participant is discriminated against for asserting the Participant’s rights, the Participant may seek assistance from the U.S.  Department of Labor, or the Participant may file suit in a federal court.  The court will decide who should pay court costs and legal fees.  If the Participant is successful, the court may order the person the Participant has sued to pay these costs and fees.  If the Participant loses, the court may order the Participant to pay these costs and fees, for example, if it finds the Participant’s claim is frivolous.

Assistance With Participant Questions

If a Participant has any questions about the Plan, the Participant should contact the Plan Administrator.  If the Participant have any questions about this statement or about the Participant’s rights under ERISA, or if the Participant needs assistance in obtaining documents from the Plan Administrator, the Participant should contact the nearest office of the Employee Benefits Security Administration, U.S.  Department of Labor, listed in the Participant’s telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S.  Department of Labor, 200 Constitution Avenue N.W., Washington, D.C.  20210.  A Participant may also obtain certain publications about the Participant’s rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

18.                               GENERAL PROVISIONS.

(a)                                 Notices.  Any notice, demand or request required or permitted to be given by either the Company or a Participant pursuant to the terms of the Plan will be in writing and will be deemed given when delivered personally, when received electronically (including email addressed to the Participant’s Company email account and to the Company email account of the Company’s Chief Financial Officer), or deposited in the U.S.  Mail, First Class with postage prepaid, and addressed to the parties, in the case of the Company, at the address set forth in above, in the case of a Participant, at the address as set forth in the Company’s employment file maintained for the Participant as previously furnished by the Participant or such other address as a party may request by notifying the other in writing.

(b)                                 Transfer and Assignment.  The rights and obligations of a Participant under the Plan may not be transferred or assigned without the prior written consent of the Company.  The Plan will be binding upon any surviving entity resulting from a Change in Control and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company without regard to whether or not such person or entity actively assumes the obligations hereunder.

(c)                                  Waiver.  Any party’s failure to enforce any provision or provisions of the Plan will not in any way be construed as a waiver of any such provision or provisions, nor prevent any party from thereafter enforcing each and every other provision of the Plan.  The rights granted to the parties herein are cumulative and will not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

(d)                                 Severability.  Should any provision of the Plan be declared or determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

(e)                                  Section Headings.  Section headings in the Plan are included only for convenience of reference and will not be considered part of the Plan for any other purpose.

19.                               DEFINITIONS.  For purposes of the Plan, the following terms are defined as follows:

(a)                                 “Annual Base Salary” means the Participant’s annual base salary (excluding incentive pay, premium pay, commissions, overtime, bonuses, and other forms of variable compensation) as in effect on the date of the Qualifying Termination.

(b)                                 “Annual Target Bonus” means the Participant’s annual target bonus in effect for the year in which the Qualifying Termination occurs.

(c)                                  “Board” means the Board of Directors of the Company.

(d)                                 “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events:  (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct.  The determination that a termination of the Participant’s continuous service is either for Cause or without Cause will be made by the Company, in its sole discretion.

(e)                                  “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                                    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.  Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)                                there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)                            there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv)                             individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

If required for compliance with Section 409A, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).  The Board may, in its sole discretion and without a

Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A, and the regulations thereunder.

(f)                                   “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

(g)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(h)                                 “Common Stock” means the common stock of the Company.

(i)                                    “Company Property” means all material paper and electronic Company documents (and all copies thereof) created and/or received by the Participant during the Participant’s period of employment with the Company and other material Company materials and property that the Participant has in the Participant’s possession or control, including, without limitation, materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof, in whole or in part).  As a condition to receiving benefits under the Plan, a Participant must not make or retain copies, reproductions or summaries of any such Company documents, materials or property.  However, a Participant is not required to return the Participant’s personal copies of documents evidencing the Participant’s hire, termination, compensation, benefits and stock options and any other documentation received as a stockholder of the Company.

(j)                                    “Confidentiality Agreement” means the Company’s standard form of Employee Confidential Information And Inventions Agreement or any similar or successor document.

(k)                                 “Entity” means a corporation, partnership, limited liability company or other entity.

(l)                                    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(m)                             “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(n)                                 “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(o)                                 “Involuntary Termination Without Cause” means a Participant’s involuntary termination of employment by the Company, resulting in a Separation from Service, for a reason other than death, disability, or Cause.

(p)                                 “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(q)                                 “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(r)                                  “Participant” means each employee of the Company who receives a Participation Notice and timely returns a signed copy of the Participation Notice to the Company is a Participant in the Plan.

(s)                                   “Participation Notice” means the latest notice delivered by the Company to a Participant informing the Participant that he or she is eligible to participate in the Plan, in substantially in the forms attached hereto as EXHIBIT A to the Plan.

(t)                                    “Plan Administrator” means the Board or any committee of the Board duly authorized to administer the Plan.  The Plan Administrator may, but is not required to be, the Compensation Committee of the Board.  The Board may at any time administer the Plan, in whole or in part, notwithstanding that the Board has previously appointed a committee to act as the Plan Administrator.

(u)                                 “Pro-Rata Bonus” means an amount equal to the Annual Target Bonus multiplied by a fraction, the numerator of which will be the number of days between the beginning of the fiscal year and the date of the Qualifying Termination, and the denominator of which will be 365.

(v)                                 “Qualifying Termination” means (i) an Involuntary Termination Without Cause,  (ii) a Resignation for Good Reason that occurs at any time with respect to a Participant that is the Chief Executive Officer at the time of such Resignation for Good Reason, or (iii) a Resignation for Good Reason with respect to any Participant other than the Chief Executive Officer provided it occurs in the period starting 3 months prior to a Change in Control and ending on the one year anniversary of the Change in Control.

(w)                               “Release” means a general waiver and release substantially in the forms attached hereto as EXHIBIT B, which forms may be modified by the Plan Administrator, in its sole discretion, to comply with applicable law and/or to incorporate the terms into a separation agreement or other written agreement with the Participant.

(x)                                 “Resignation for Good Reason” means the Participant’s resignation from all positions he or she then holds with the Company, resulting in a Separation from Service, within 90 days following the occurrence of any of the following events taken without the Participant’s written consent, provided the Participant has given the Company written notice of the event within

30 days after the first occurrence of such event and the Company has not cured such event within 30 days thereafter:

(i)                                    A decrease in the Participant’s total target cash compensation (base salary and bonus) of more than 10% (i.e., a material reduction in the Participant’s base compensation and a material breach by the Company of the Participant’s employment terms with the Company), other than in connection with a comparable decrease in compensation for all comparable employees of the Company;

(ii)                                The Participant’s duties or responsibilities are materially diminished (not simply a change in title or reporting relationships).  The Participant will not have grounds for a “Resignation for Good Reason” if the Company survives as a separate legal entity or business unit following the Change in Control and the Participant holds materially the same position in such legal entity or business unit as the Participant held before the Change in Control; or

(iii)                            An increase in the Participant’s round-trip driving distance of more than 50 miles from the Participant’s principal personal residence to the principal office or business location at which the Participant is required to perform services (except for required business travel to the extent consistent with the Participant’s prior business travel obligations).

(y)                                 “Separation from Service” means a “separation from service” within the meaning of Treasury Regulations Section 1.409A-1(h), without regard to any alternative definition thereunder.

(z)                                  “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

EXHIBIT A

RALLY SOFTWARE DEVELOPMENT CORP.

SEVERANCE PLAN

PARTICIPATION NOTICE

[CHIEF EXECUTIVE OFFICER]

To:

Date:

You have been designated as eligible to be a Participant in the Rally Software Development Corp. Severance Plan (the “Plan”).  A copy of the Plan document is attached to this Participation Notice.  The terms and conditions of your participation in the Plan are as set forth in the Plan document and this Participation Notice, which together constitute the Summary Plan Description for the Plan.  Capitalized terms not explicitly defined herein but defined in the Plan will have the same definitions as in the Plan.

The table below designates the benefits you are eligible to receive pursuant to the Plan.

	Lump Sum Cash Severance Payment	Pro-Rata Bonus	Maximum Duration of COBRA Payment Period	Percentage of Outstanding Equity Awards That Will Accelerate
Separation in Connection with a Change in Control	1 year of your Annual Base Salary	A pro-rated bonus based on your Annual Target Bonus	12 months	100%
Separation Not in Connection with a Change in Control	1 year of your Annual Base Salary	None	12 months	None

Note that any stock options granted to you by the Company as “incentive stock options” prior to the date hereof may cease to qualify as “incentive stock options” as a result of the vesting acceleration benefit provided in the Plan.  By accepting participation in the Plan, you represent that you have either consulted your personal tax or financial planning advisor about the tax consequences of your participation in the Plan, or you have knowingly declined to do so.

In addition, by accepting participation in the Plan, you acknowledge and agree that: (i) the Plan amends, restates and supersedes the Rally Software Development Corp. Change in Control Severance Plan effective as of April 11, 2013 (“Original Plan”); (ii) you irrevocably waive any and all rights to any benefits under the Original Plan; and (iii) as of the date of signature below, the

Plan sets forth the entire understanding between you and the Company regarding matters contemplated by the Original Plan and the Plan.

Please return to the Company a copy of this Participation Notice signed by you and retain a copy of this Participation Notice, along with the Plan document, for your records.

(Signature)

(Print Name)

(Date)

ii

RALLY SOFTWARE DEVELOPMENT CORP.

SEVERANCE PLAN

PARTICIPATION NOTICE

[ALL OTHER EMPLOYEES]

To:

Date:

You have been designated as eligible to be a Participant in the Rally Software Development Corp. Severance Plan (the “Plan”).  A copy of the Plan document is attached to this Participation Notice.  The terms and conditions of your participation in the Plan are as set forth in the Plan document and this Participation Notice, which together constitute the Summary Plan Description for the Plan.  Capitalized terms not explicitly defined herein but defined in the Plan will have the same definitions as in the Plan.

The table below designates the benefits you are eligible to receive pursuant to the Plan.

	Lump Sum Cash Severance Payment	Pro-Rata Bonus	Maximum Duration of COBRA Payment Period	Percentage of Outstanding Equity Awards That Will Accelerate
Separation in Connection with a Change in Control	1 year of your Annual Base Salary	A pro-rated bonus based on your Annual Target Bonus	12 months	100%
Separation Not in Connection with a Change in Control	6 months of your Annual Base Salary	None	6 months	None

Note that any stock options granted to you by the Company as “incentive stock options” prior to the date hereof may cease to qualify as “incentive stock options” as a result of the vesting acceleration benefit provided in the Plan.  By accepting participation in the Plan, you represent that you have either consulted your personal tax or financial planning advisor about the tax consequences of your participation in the Plan, or you have knowingly declined to do so.

In addition, by accepting participation in the Plan, you acknowledge and agree that: (i) the Plan amends, restates and supersedes the Rally Software Development Corp. Change in Control Severance Plan effective as of April 11, 2013 (“Original Plan”); (ii) you irrevocably waive any and all rights to any benefits under the Original Plan; and (iii) as of the date of signature below, the Plan sets forth the entire understanding between you and the Company regarding matters contemplated by the Original Plan and the Plan.

Please return to the Company a copy of this Participation Notice signed by you and retain a copy of this Participation Notice, along with the Plan document, for your records.

(Signature)

(Print Name)

(Date)

ii

EXHIBIT B

FORM OF RELEASE AGREEMENT

[EMPLOYEES AGE 40 OR OVER; GROUP TERMINATION]

I have reviewed, I understand, and I agree completely to the terms set forth in the Rally Software Development Corp. Severance Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company, and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby acknowledge and reaffirm my obligations under my Confidentiality Agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and its and their parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns (collectively, the “Released Parties”), of and from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to or on the date I sign this Release (collectively, the “Released Claims”).  The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, provincial and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), the federal Family and Medical Leave Act (as amended) (“FMLA”), the California Family Rights Act (as amended) (“CFRA”), the California Labor Code (as amended), and the California Fair Employment and Housing Act (as amended).

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release (the “Excluded Claims”): (a) any rights or claims for indemnification I may have pursuant to any fully executed indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; (b) any rights or claims which cannot be waived as a matter of law; or (c) any claims for breach of the Plan arising after the date that I sign this Release. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or any other government agency, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against the Released Parties that are not included in the Released Claims.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraphs hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have 45 days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have 7 days following the date I sign this Release to revoke the Release by providing written notice of my revocation to an office of the Company; (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Release; and (f) I have received with this Release a written disclosure under 29 U.S. Code Section 626(f)(1)(H) that includes certain information relating to the Company’s group termination.

In giving the releases set forth in this Release, which include claims which may be unknown or unsuspected by me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”  I hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Release.

I hereby represent and warrant that: (a) I have been paid all compensation owed and for all time worked; (b) I have received all the leave and leave benefits and protections for which I am eligible pursuant to FMLA, CFRA, the Company’s policies, or applicable law; and (c) I have not suffered any on-the-job injury or illness for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 45 days following the date it is provided to me, and I must not subsequently revoke the Release.

PARTICIPANT:

(Signature)

Printed Name:
Date:

FORM OF RELEASE AGREEMENT

[EMPLOYEES UNDER AGE 40]

I have reviewed, I understand, and I agree completely to the terms set forth in the Rally Software Development Corp. Severance Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company, and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby acknowledge and reaffirm my obligations under my Confidentiality Agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and its and their parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns (collectively, the “Released Parties”), of and from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to or on the date I sign this Release (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, provincial and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Employee Retirement Income Security Act of 1974 (as amended), the federal Family and Medical Leave Act (as amended) (“FMLA”), the California Family Rights Act (as amended) (“CFRA”), the California Labor Code (as amended), and the California Fair Employment and Housing Act (as amended).

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release (the “Excluded Claims”): (a) any rights or claims for indemnification I may have pursuant to any fully executed indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; (b) any rights or claims which cannot be waived as a matter of law; or (c) any claims for breach of the Plan arising after the date that I sign this Release. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or any other government agency, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against the Released Parties that are not included in the Released Claims.

In giving the releases set forth in this Release, which include claims which may be unknown or unsuspected by me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”  I hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Release.

I hereby represent and warrant that:  (a) I have been paid all compensation owed and for all time worked; (b) I have received all the leave and leave benefits and protections for which I am eligible pursuant to FMLA, CFRA, the Company’s policies, or applicable law; and (c) I have not suffered any on-the-job injury or illness for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 14 days following the date it is provided to me.

PARTICIPANT:

(Signature)

Printed Name:
Date: